NORTH VALLEY
                                    BANCORP


NORTH VALLEY BANCORP REPORTS EARNINGS FOR THE QUARTER ENDED MARCH 31, 2001

April 18, 2001 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $550 million in assets, today reported results for the three months ending March 31, 2001. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers National Bank ("SRNB").

         The Company's core earnings, which represent net income after tax excluding merger and integration expenses and other nonrecurring gains, were $1,714,000, or $0.29 per diluted share for the three months ended March 31, 2001. This compares to core earnings of $1,416,000 or $0.24 per diluted share for the three months ended March 31, 2000. Reported net income for the three months ended March 31, 2001 was $1,469,000 or $0.25 per diluted share compared to reported net income of $1,651,000 or $0.28 per diluted share for the same period in 2000. Nonrecurring charges related to merger and integration costs totaled $358,000 on a pre-tax basis for the three months ended March 31, 2001 compared to $339,000 for the same period in 2000. Non-recurring gains for the first quarter of 2000 consisted of a gain of $683,000 on a pre-tax basis from the demutualization of the Company's life insurance holdings.

         Net interest income, the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $80,000 in the first quarter of 2001 compared to the same period in 2000. The decrease was mainly due to lower levels of average interest earning assets in the first quarter of 2001 caused by the sale of investment securities in the fourth quarter of 2000. The sale occurred to provide liquidity to effect the divestiture of SRNB's Weaverville branch which was a condition imposed by the regulators to approve the merger with SRNB. Average Federal funds sold for the first quarter of 2001 were $8.6 million compared to $20.9 million for the first quarter of 2000 and average investment securities were $106.2 million in the first quarter of 2001 compared to $125.9 million for the same period of 2000. Partially offsetting these decreases was the growth in the loan portfolio. Average loans outstanding grew from an average of $333.3 million in the first quarter of 2000 to $364.0 million for the first quarter of 2001, a 9.2% increase. The Company's net interest margin remained relatively flat at 5.06% for the first quarter of 2001 compared to 5.09% for the same period in 2000.

         Despite the divestiture of the Weaverville branch which included approximately $17.0 million in deposits, average total deposits grew from $457.2 million in the first quarter of 2000 to $466.2 million for the first quarter of 2001. The Company experienced a significant amount of deposit growth in the first quarter of 2001 as total deposits grew from $460,291,000 at December 31, 2000 to $483,595,000 at March 31, 2001.

         Non-interest income, excluding the nonrecurring gain on the demutualization of life insurance holdings, increased by $454,000 or 33.2% in the first quarter of 2001 compared to the first quarter of 2000. This increase was primarily due to service charges on deposit accounts which increased over the first quarter of 2000 by $478,000 or 52.9%. The number of checking accounts has increased significantly since the inception of the "Positively Free Checking" program, a Company-wide deposit-gathering promotion that began in March of 2000 at NVB and in October of 2000 at SRNB.

         Non-interest expenses increased slightly for the first quarter of 2001 to $5,215,000 from $4,949,000 in the first quarter of 2000 in support of the Company's normal operating growth. This represents an increase of 5.4%. Excluding merger-related charges, total non-interest expense was $4,857,000 for the first quarter of 2001 as compared to $4,610,000 for the same period in 2000, also an increase of 5.4%.

         Credit quality of the Company remained strong during the first quarter of 2001 as non-performing loans decreased by 1.9% to $1,316,000, or 0.36% of total gross loans at March 31, 2001, compared to $1,341,000, or 0.36% of total loans at December 31, 2000. The allowance for loan losses at March 31, 2001 was $5,181,000 or 1.41% of total loans compared to $4,964,000 or 1.34% of total loans at December 31, 2000. The ratio of allowance for loan losses to total non-performing loans increased to 393.69% compared to 370.17% at December 31, 2000. The ratio of net charge-offs to average loans outstanding on an annualized basis declined to nearly 0.00% for the quarter ended March 31, 2001 compared to 0.38% for the year ended December 31, 2000. "We believe that given the recent

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decline in certain economic indicators that credit quality will be the industry's most important performance factor for 2001. As a result, our focus is on maintaining a high level of credit quality in the loan portfolio." stated Mike Cushman, President & CEO.

         "Our Company is beginning to reap the rewards of our recent investment in technology and expanded market area which allows us to introduce new and innovative products and services to increase revenue and franchise value. We are continuing to look for opportunities to deploy our capital resources to enhance returns on equity to a level consistent with banks with similar high levels of ROA as North Valley Bancorp. This continues to be our key strategic objective."

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates eleven commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers National Bank operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its two subsidiary banks, offers a wide range of consumer and business banking products and services. In addition to depository services, North Valley Bank and Six Rivers National Bank engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

CAUTIONARY STATEMENT: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally;
(d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; and (f) possible shortages of gas and electricity at utility companies operating in the State of California. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                           or        Edward J. Czajka
President & Chief Executive Officer                    Senior Vice President &
(530) 226-2900    Fax: (530) 221-4877                  Chief Financial Officer

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STATEMENT OF INCOME                      NORTH VALLEY BANCORP & SUBSIDIARIES
                                    (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                                     (UNAUDITED)
                                         FOR THE THREE MONTHS ENDED MARCH 31,
                                                           2001          2000

                                   INTEREST INCOME

                   Loans and leases including fees       $  8,203      $  7,331
                             Investment Securities          1,616         2,025
                                Federal funds sold            111           295
                                                         --------      --------
                             TOTAL INTEREST INCOME          9,930         9,651

                                  INTEREST EXPENSE

                                          Deposits          4,073         3,686
                                  Other borrowings            102           130
                                                         --------      --------
                            TOTAL INTEREST EXPENSE          4,175         3,816
                               NET INTEREST INCOME          5,755         5,835

               PROVISION FOR LOAN AND LEASE LOSSES            220           520
                                                         --------      --------
               NET INTEREST INCOME AFTER PROVISION
                         FOR LOAN AND LEASE LOSSES          5,535         5,315

                               NONINTEREST INCOME:
               Service charges on deposit accounts          1,381           903
                            Other fees and charges            312           338
                             Gain on sale of loans              4            54
Gain on demutualization of life insurance holdings             --           683
                                             Other            126            74
                                                         --------      --------
                          Total noninterest income          1,823         2,052
                                                         --------      --------

                              NONINTEREST EXPENSES
                    Salaries and employee benefits          2,559         2,419
                                 Occupancy expense            320           302
                   Furniture and equipment expense            334           332
                      Merger & integration expense            358           339
                                             Other          1,644         1,557
                                                         --------      --------
                        Total noninterest expenses          5,215         4,949
                                                         --------      --------

                       INCOME BEFORE PROVISION FOR
                                      INCOME TAXES          2,143         2,418

                        PROVISION FOR INCOME TAXES            674           767
                                                         --------      --------

                                        NET INCOME       $  1,469      $  1,651
                                                         ========      ========

                             NET INCOME PER SHARE:
                                             Basic       $   0.25      $   0.29
                                                         ========      ========
                                           Diluted       $   0.25      $   0.28
                                                         ========      ========

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                       NORTH VALLEY BANCORP & SUBSIDIARIES
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                            ASSETS      March 31,   December 31,
                                                           2001          2000

                           Cash and due from banks       $ 26,333      $ 27,428
                                Federal funds sold         20,700         1,300
      Interest-bearing deposits in other financial          2,445         1,706
                                      institutions

                                       Securities:
                 Available for sale, at fair value         94,759        78,124
               Held to maturity, at amortized cost          1,455        25,811
                FHLB, FRB stock & other securities          2,386         2,155
                 Loans and leases net of allowance
  for loan and lease losses and deferred loan fees        363,218       364,659
        Premises and equipment, net of accumulated
                     depreciation and amortization          9,688         9,623
                           Other real estate owned            271           341
        Goodwill and core deposit intangibles, net          3,406         3,451
      Accrued interest receivable and other assets         25,945        25,623
                                                         --------      --------

                                      TOTAL ASSETS       $550,605      $540,221
                                                         ========      ========

              LIABILITIES AND STOCKHOLDERS' EQUITY

                                      LIABILITIES:
                                         Deposits:
               Noninterest-bearing demand deposits       $ 77,616      $ 67,863
                         Interest-bearing deposits        405,979       392,428
                                                         --------      --------
                                    Total deposits        483,595       460,291
      Fed funds purchased and other borrowed funds          2,191        17,001
            Accrued interest and other liabilities          7,490         8,072
                                                         --------      --------
                                 Total liabilities        493,276       485,364
                                                         --------      --------

                             STOCKHOLDERS' EQUITY:
         Preferred stock, no par value: authorized
                5,000,000 shares: none outstanding
Common stock, no par value:  authorized 20,000,000
   shares, outstanding  5,827,348 and 5,805,416 at
              March 31, 2001 and December 31, 2000         30,486        30,301
                                 Retained Earnings         25,680        24,729
Accumulated other comprehensive income (loss), net
                                            of tax          1,163          (173)
                                                         --------      --------
                        Total stockholders' equity         57,329        54,857
                                                         --------      --------

               TOTAL LIABILITIES AND STOCKHOLDERS'       $550,605      $540,221
                                            EQUITY       ========      ========

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                       NORTH VALLEY BANCORP & SUBSIDIARIES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                    FINANCIAL RATIOS (Annualized):

                                                           For the three months
                                                              ended March 31,
                                                          2001           2000

               Return on average assets (Reported)           1.09%         1.26%
                   Return on average assets (Core)           1.28%         1.08%
               Return on average equity (Reported)          10.54%        12.56%
                   Return on average equity (Core)          12.30%        10.77%
                       Efficiency ratio (Reported)          68.82%        62.75%
                           Efficiency ratio (Core)          64.09%        63.99%
                               Net interest margin           5.06%         5.09%
                  Average equity to average assets          10.37%         9.99%

                      ALLOWANCE FOR LOAN AND LEASE
                                           LOSSES:
                         Balance beginning of year       $  4,964      $  4,606
                         Provision for loan losses            220           520
                                   Net charge offs              3           264
                                                         --------      --------

                             Balance end of period       $  5,181      $  4,862
                                                         ========      ========


                            NON-PERFORMING ASSETS:
                                                            At           At
                                                        March 31,   December 31,
                                                           2001          2000

                            Total nonaccrual loans       $    965      $    780
         Loans 90 days past due and still accruing            351           561
                                                         --------      --------

                         Total nonperforming loans       $  1,316      $  1,341
                           Other real estate owned            271           341
                                                         --------      --------

                        Total nonperforming assets       $  1,587      $  1,682
                                                         ========      ========

                            CREDIT QUALITY RATIOS:

             Nonaccrual loans to total gross loans           0.26%         0.21%
          Nonperforming loans to total gross loans           0.36%         0.36%
        Total nonperforming assets to total assets           0.29%         0.31%

  Allowance for loan losses to nonperforming loans         393.69%       370.17%
    Allowance for loan losses to total gross loans           1.41%         1.34%
 Allowance for loan losses to nonperforming assets         326.47%       295.12%
         Ratio of net charge-offs to average loans
                                       outstanding           0.00%         0.38%

                                 Total Gross Loans        368,398       369,623
                                      Total Assets        550,605       540,221
                         Average Loans Outstanding        363,976       342,831
                                    Average Assets        537,250       530,806
                                    Average Equity         55,737        53,060

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